                                   EXHIBIT 5



                                         July 1, 1996



Gateway Industries, Inc.
c/o Marsel Mirror & Glass Products, Inc.
101-01 Foster Avenue
Brooklyn, NY 11236

          Re:  Gateway Industries, Inc.
               Form S-2 Registration Statement
               No. 333-4163
               --------------------------------

Ladies & Gentlemen:

          We have acted as counsel for Gateway Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration by Gateway Industries, Inc. on a Form S-2 Registration Statement No. 333-4163 (as amended through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended, of (i) transferrable rights (each a "Right") to purchase the an aggregate of up to 3,105,039 additional shares of the Company's common stock, $.001 par value per share (the "Common Stock"), to be distributed to holders of record of the outstanding Common Stock on the close of business on June 27, 1996 (the "Record Date"), and (ii) the shares of Common Stock issuable upon exercise of the Rights. All terms not expressly defined hereinabove are used with the same meaning as set forth in the Registration Statement.

          In connection with the opinion set forth herein, we have assumed that
(a) the Rights are dividended to stock holders or record on the Record Date, and
(b) the Rights are exercised and the Underlying Shares are sold in accordance with the provisions, terms and conditions set forth in the Registration Statement, including, in the case of Underlying Shares, the payment in full of the Subscription Price in accordance with the Subscription Certificate representing the Rights and the Instructions related thereto (in each case in the form included in the Registration Statement as an exhibit). On the basis of the foregoing and such additional proceedings being taken as contemplated by us as your counsel and such other investigation as we have deemed necessary, we are of the opinion that (i) the Rights and Underlying Shares will have been duly authorized by
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Gateway Industries, Inc.
July 1, 1996
Page 2


all necessary corporate action and (ii) that, when certificates therefor have been executed and delivered, such Rights and Underlying Shares will have been validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus which forms a part of the Registration Statement.

                                 Very truly yours,

                                 GREENBERGER & FORMAN



                              By: /s/ Robert W. Forman
                                  ------------------------
                                  Robert W. Forman